Rainmaker Reports First Quarter 2012 Financial Results
Campbell, Calif., May 15, 2012 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for clients and their channel partners, today reported financial results for its first quarter ended March 31, 2012.
Net revenue in the first quarter of 2012 was $8.6 million, compared to net revenue in the first quarter of 2011 of $8.8 million.
Recent Business Highlights

•	Announcing today two-year extension of multiple existing agreements with a global security software client

•	Signed and launched multiple new programs

•	Key pilot programs expanding and in process of converting to new client launches

•	Renewed multiple existing e-commerce agreements

•	Reduced first quarter net loss by $400,000, representing third consecutive quarterly sequential decrease

•	Approximately 34% sequential improvement in adjusted EBITDA for the first quarter

Rainmaker CEO Michael Silton commented, “During the first quarter, we saw a third consecutive substantial decrease in our quarterly net loss as the impact of our cost savings actions over the last two quarters take effect. We also launched multiple new programs that are ramping in the second quarter and our key pilot programs are performing well and heading toward potential ramp to full programs. With our recent new client signings and pilot programs, we expect to see sequential growth in the second quarter and throughout the remainder of 2012. Based on the substantial cost reductions we have made and the progress we are seeing in key programs, we continue to anticipate achieving a return to positive cash flow in the third quarter of 2012.”
Gross margin in the first quarter of 2012 remained consistent at 35%, compared to first quarter of 2011.
Net loss for the first quarter of 2012 was $1.5 million, or a loss of $0.05 per share, compared to a net loss in the preceding quarter of $1.9 million, or a loss of $0.07 per share, and a net loss in the first quarter of 2011 of $3.1 million, or a loss of $0.15 per share.
First quarter 2012 non-GAAP net loss, which excludes stock-based compensation expense, amortization of purchased intangible assets, and a gain due to change in fair value of warrant liability was $1.3 million, or a loss of $0.05 per share, compared to a non-GAAP net loss in the preceding quarter of $1.6 million, or a loss of $0.06 per share, and a non-GAAP net loss in the first quarter of 2011 of $2.3 million, or a loss of $0.11 per share. See Exhibit A for a reconciliation of GAAP net loss to non-GAAP net loss.
First quarter 2012 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $614,000, compared to negative $932,000 in the preceding quarter and negative $1.3 million in the first quarter of 2011. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Total shares outstanding at March 31, 2012 were approximately 27 million common shares, which include approximately 1.3 million unvested restricted shares. In addition, Rainmaker had 886,000 unexercised options outstanding with a weighted average exercise price of approximately $1.60 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38 per share.
Total cash and cash equivalents were $8.2 million at March 31, 2012, compared to $8.7 million at December 31, 2011. Our first quarter change in cash included a favorable impact of $1.4 million in balance sheet timing changes and the repayment of $591,000 in debt.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its first quarter 2012 financial results. Those wishing to participate in the live call should dial (877) 941-8609 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing (800) 406-7325 and entering 4533333 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain expenses that management does not consider to be related to the Company's core operating performance.
Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate the Company's ongoing core operations.
Non-GAAP net loss was $1.3 million for the first quarter of 2012 and consists of net loss excluding stock based compensation expense, amortization of purchased intangible assets and a gain due to change in fair value of warrant liability. Stock based compensation expense was $187,000 for the three months ended March 31, 2012 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $40,000 for the three months ended March 31, 2012. The change in fair value of warrant liability was a $7,000 gain for the three months ended March 31, 2012 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. See Exhibit A for a reconciliation of GAAP net loss to non-GAAP net loss.
EBITDA was negative $801,000 for the first quarter of 2012. EBITDA consists of net loss excluding interest and other expense, income taxes, depreciation & amortization and certain other non-cash items. Non-cash charges for depreciation of property and equipment were $567,000 for the three months ended March 31, 2012. Income tax expense was $78,000 for the three months ended March 31, 2012. Non-cash charges for amortization of acquisition related intangibles were $40,000 for the three months ended March 31, 2012. The change in fair value of warrant liability was a $7,000 gain for the three months ended March 31, 2012 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. Net interest and other income was $5,000 for the three months ended March 31, 2012. Adjusted EBITDA was negative $614,000 for the three months ended March 31, 2012 and adds back to EBITDA non-cash stock based compensation expense of $187,000 incurred in the first quarter of 2012. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

About Rainmaker
Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.
CONTACT:

Timothy Burns	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(512) 949-6021	(323) 468-2300
timothy.burns@rmkr.com	rmkr@mkr-group.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$8,241	$8,749
Restricted cash	22	18
Accounts receivable, net	5,427	6,259
Prepaid expenses and other current assets	989	949
Total current assets	14,679	15,975
Property and equipment, net	4,483	4,661
Intangible assets, net	63	103
Goodwill	5,320	5,268
Other non-current assets	771	765
Total assets	$25,316	$26,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,729	$6,525
Accrued compensation and benefits	1,373	1,239
Other accrued liabilities	2,906	3,181
Deferred revenue	2,020	2,640
Current portion of capital lease obligations	94	106
Current portion of notes payable	4,346	4,936
Total current liabilities	18,468	18,627
Deferred tax liability	491	473
Long-term deferred revenue	136	103
Common stock warrant liability	510	517
Capital lease obligations, less current portion	—	11
Total liabilities	19,605	19,731
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 28,890,611 shares issued and 26,961,850 shares outstanding at March 31, 2012, and 28,686,486 shares issued and 26,812,935 shares outstanding at December 31, 2011	26	26
Additional paid-in capital	129,560	129,373
Accumulated deficit	(119,400)	(117,926)
Accumulated other comprehensive loss	(1,826)	(1,827)
Treasury stock, at cost, 1,928,761 shares at March 31, 2012 and 1,873,551 shares at December 31, 2011	(2,649)	(2,605)
Total stockholders’ equity	5,711	7,041
Total liabilities and stockholders’ equity	$25,316	$26,772

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net revenue	$8,592	$8,789
Cost of services	5,591	5,711
Gross margin	3,001	3,078
Operating expenses:
Sales and marketing	560	943
Technology and development	1,650	1,721
General and administrative	1,592	2,332
Depreciation and amortization	607	1,149
Gain on fair value re-measurement	—	(70)
Total operating expenses	4,409	6,075
Operating loss	(1,408)	(2,997)
Gain due to change in fair value of warrant liability	(7)
Interest and other (income) expense, net	(5)	37
Loss before income tax expense	(1,396)	(3,034)
Income tax expense	78	69
Net loss	$(1,474)	$(3,103)
Foreign currency translation adjustments	1	(13)
Comprehensive loss	$(1,473)	$(3,116)

Basic and diluted net loss per share	$(0.05)	$(0.15)
Weighted average common shares - Basic and diluted	26,808	20,947

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating activities:
Net loss	$(1,474)	$(3,103)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	567	1,032
Amortization of intangible assets	40	117
Gain on fair value re-measurement	—	(70)
Gain due to change in fair value of warrant liability	(7)	—
Stock-based compensation expense	187	625
Credit for allowances for doubtful accounts	(22)	(28)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	773	(156)
Prepaid expenses and other assets	70	(297)
Accounts payable	1,186	(612)
Accrued compensation and benefits	231	579
Other accrued liabilities	(372)	109
Income tax payable	65	51
Deferred tax liability	17	25
Deferred revenue	(588)	(218)
Net cash provided by (used in) operating activities	673	(1,946)
Investing activities:
Purchases of property and equipment	(354)	(446)
Restricted cash, net	(4)	83
Net cash used in investing activities	(358)	(363)
Financing activities:
Proceeds from issuance of common stock from option exercises	—	11
Repayment of borrowings	(593)	(336)
Net proceeds of overdraft facility	2	(109)
Proceeds from capital lease obligations	—	216
Repayment of capital lease obligations	(24)	(8)
Tax payments in connection with treasury stock surrendered	(159)	(175)
Net cash used in financing activities	(774)	(401)
Effect of exchange rate changes on cash	(49)	(61)
Net decrease in cash and cash equivalents	(508)	(2,771)
Cash and cash equivalents at beginning of period	8,749	12,171
Cash and cash equivalents at end of period	$8,241	$9,400
Supplemental disclosures of cash flow information:
Cash paid for interest	$58	$55
Cash refunded for income taxes	$4	$5

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Net loss - GAAP basis	$(1,474)	$(1,893)	$(3,103)
Stock compensation adjustments (2):
Cost of services	33	23	35
Sales and marketing	11	27	33
Technology and development	11	38	53
General and administrative	132	386	504
Amortization of intangible assets (3)	40	51	117
Gain on fair value re-measurement (4)	—	—	(70)
Gain due to change in fair value of warrant liability (4)	(7)	(203)	—
Facility closures (5)	—	—	99
Net loss – Non-GAAP basis	$(1,254)	$(1,571)	$(2,332)

Diluted weighted average shares outstanding	26,808	26,838	20,947

Non-GAAP diluted net loss per share	$(0.05)	$(0.06)	$(0.11)
____________________________________

(1)
To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)
We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(4)
In the quarter ended March 31, 2012, we recorded a gain in fair value of warrant liability of $7,000 related to a reduction in the common stock warrant liability from the June 2011 equity financing. In the three months ended March 31, 2011, we recorded a gain on fair value re-measurement of $70,000 related to the change in the accrued estimated liability for the potential earnout from the acquisition of Optima in January 2010.

(5)
In the quarter ended March 31, 2011, we recorded a charge of $99,000 related to the closure of our Montreal facility as we revised the estimated value of remaining lease payments net of the potential sublease proceeds.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Net loss	$(1,474)	$(1,893)	$(3,103)
Add:
Provision (benefit) for income taxes	78	(31)	69
Depreciation of property and equipment	567	567	1,032
Amortization of intangible assets	40	51	117
Gain on fair value re-measurement	—	—	(70)
Gain due to change in fair value of warrant liability	(7)	(203)	—
Interest and other (income) expense, net	(5)	103	37
	673	487	1,185

EBITDA – Non-GAAP basis	$(801)	$(1,406)	$(1,918)
Add:
Stock based compensation	187	474	625

Adjusted EBITDA – Non-GAAP basis	$(614)	$(932)	$(1,293)
 _______________________________

(1)
To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.